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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 30, 1997
                                                           ------------



                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                      0-16217                   33-0041789
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State or other                  (Commission             (I.R.S. Employer
jurisdiction of                 File Number)            Identification No.)
incorporation or
organization


                       4710 Bellaire Boulevard, Suite 301
                             Bellaire, Texas 77401
                   __________________________________________
                    (Address of principal executive office)


                 Registrant's telephone number:  (713) 662-2699
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ITEM 5.  OTHER EVENTS
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     North American Technologies Group, Inc. (the "Company") issued a press release (the "Press Release") on May 30, 1997 to announce the cancellation of a contract reported in the Company's Form 10-QSB for the quarter ended March 31, 1997. This contract, for the restoration of concrete surfaces at one of Houston's municipal airports using the Company's TECHXTRACT(R) chemical extraction process, was to involve payments to the Company over six months aggregating $1.2 million. On May 30, 1997 the Company was informed by the other party to the contract that the contract was not validly authorized or executed. The Company issued the Press Release immediately upon discovery that the purported contract was not in effect. Information received by the Company subsequent to the issuance of the Press Release suggests that the signed contract was forged by an independent sales representative. The Company had been contacted by the representative regarding the opportunity to perform services for the customer. The representative had arranged a sight inspection, and on this basis the Company had agreed to pay the representative a commission upon payment for the contract. It now appears that no relationship existed between the representative and the customer. The Company did not make any payments to the representative. The Company is evaluating its legal alternatives as of the date of this Report. The invalidity of this contract will result in the loss of the anticipated revenues and profits, and is expected to delay the Company's ability to achieve break even profitability during the current quarter.

EXHIBITS (reference to item 601 of Regulation S-K)
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99  Press Release issued on May 30, 1997.
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                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.



Dated:  June 12, 1997               By: /s/ Tim B. Tarrillion
                                       ------------------------------
                                         Tim B. Tarrillion
                                         Chief Executive Officer